EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
   eNucleus, Inc.


We hereby consent to the incorporation by reference in this Form SB-2 Registration Statement (Registration No._____) of our report dated April 15, 2002 relating to the financial statements of eNucleus, Inc. for the years ended December 31, 2001 and 2000 appearing in the Company's Annual Report on Form 10-KSB filed April 15, 2002.


November 7, 2002

/s/  Bujan & Associates, Ltd.
-----------------------------
     Bujan & Associates, Ltd.


Palos Heights, Illinois